UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to § 240.14a-12
USANA Health Sciences, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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March 30, 2022
Dear USANA Shareholders,
We are excited to invite you to participate in the Annual Meeting of Shareholders of USANA Health Sciences, Inc. on Monday, May 9, 2022 at 11:00 a.m., Mountain Daylight Time. We will conduct the Annual Meeting via a live webcast. You will be able to participate in the annual meeting and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA2022 and entering the 16-digit control number provided in your proxy materials.
We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, instead of a paper copy of the Proxy Statement and our 2021 Annual Report. The notice contains instructions on how to access those documents over the Internet as well as how to receive a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
You may vote your shares at the Annual Meeting, or by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, by mail. You also may vote by mail by following the instructions on the proxy card or voting instruction card. Submitting your vote in any of these authorized ways will ensure your representation at the Annual Meeting regardless of whether you participate virtually in the Annual Meeting online over the Internet.
Please contact 1-800-586-1548 for any technical difficulties or trouble accessing the virtual meeting or if you are unable to locate your 16-digit control number.
Your vote is important to us and I do hope you will vote as soon as possible. Thank you for your continued support of USANA.
Sincerely,

Kevin Guest
Chief Executive Officer & Chairman of the Board

3838 West Parkway Boulevard Salt Lake City, Utah 84120-6336 (801) 954-7100
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of USANA Health Sciences, Inc.:
Time:	May 9, 2022 11:00 a.m. Mountain Daylight Time
Place:
Our 2022 Annual Meeting of Shareholders will be a virtual meeting conducted entirely via live webcast over the Internet. You will be able to participate in the Annual Meeting online and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA2022 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Items of Business	At the meeting, we will conduct the following business, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:
	1.	Elect the seven directors named in the Proxy Statement;
	2.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the Fiscal Year 2022;
	3.	Approve, on an advisory basis, our executive compensation, as described in these proxy materials; and
	4.	Such other business as may properly come before the meeting or at any postponement or adjournment thereof.
Record Date:
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. You are entitled to notice of, and eligible to vote at, this year’s Annual Meeting if you were a shareholder of record as of the close of business on March 15, 2022.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report on Form 10-K for fiscal 2021 via the Internet. On March 30, 2022, we mailed to shareholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, by mail, or by telephone.
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board of Directors,

Joshua Foukas
Chief Legal Officer, General Counsel
and Corporate Secretary
Salt Lake City, Utah
March 30, 2022

2022 Proxy Statement

2022 Proxy Statement

PROPOSAL #3 ANNUAL ADVISORY “SAY ON PAY” VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	43
RECOMMENDATION OF THE BOARD OF DIRECTORS	43
SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF SHAREHOLDERS	44
OTHER BUSINESS	44
ANNUAL REPORT ON FORM 10-K	44
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS	44
REDUCING DUPLICATE MAILINGS	45

2022 Proxy Statement

We are furnishing this proxy statement (“Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of USANA Health Sciences, Inc. for our Annual Meeting of Shareholders to be held via live webcast on Monday, May 9, 2022, at 11:00 a.m. (Mountain Daylight Time), and any adjournment or postponement thereof (the “Annual Meeting”). Online access is at www.virtualshareholdermeeting.com/USNA2022, beginning at 10:55 a.m. Mountain Daylight Time. Shareholders of record as of the close of business on March 15, 2022 (the “Record Date”) may vote and participate in the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card or by following the instructions contained in your proxy materials. A Notice of Internet Availability of Proxy Materials was first mailed or delivered on March 30, 2022. In this Proxy Statement, we use the terms “USANA,” the “Company,” “we,” “our,” “ours,” and “us” to refer to USANA Health Sciences, Inc., a Utah corporation, and not to any other person.
Whether or not you plan to participate in the Annual Meeting, we encourage you to vote promptly. A shareholder giving a proxy has the power to revoke it prior to the Annual Meeting. If you participate in the live webcast, you may revoke your proxy and vote during the virtual meeting.

www.ProxyVote.com no later than 11:59 p.m., Eastern Time, May 8, 2022	1-800-579-1639 until 11:59 p.m., Eastern Time, May 8, 2022	Complete, sign, and return your proxy card by email (Please include your control number in the subject line) sendmaterial@proxyvote.com
Item Number	Item Description	Board Recommendation
1	Election of Directors	FOR Each Nominee
2	Ratification of Selection of Independent Registered Public Accounting Firm	FOR
3	Advisory Vote to Approve Executive Compensation	FOR
Internet Availability of Proxy Materials
We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, on March 30, 2022, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the Fiscal Year ended January 1, 2022 (“Fiscal Year 2021”). The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote over the Internet, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request these materials.
Internet distribution of proxy materials helps us expedite receipt of the materials by shareholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting those materials contained in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

2022 Proxy Statement	6

Voting and Quorum, Abstentions and Broker Non-Votes
Only registered holders of record (“shareholders”) of our common stock as of the close of business on March 15, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 19,184,520 shares of our common stock outstanding. Common stock is our only class of voting stock. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Shareholder of Record. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you are entitled to vote in any one of the following ways:
•
By Internet or by telephone. Follow the instructions included in the one-page Notice of Internet Availability of Proxy Materials or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

•
By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•
Online at the Annual Meeting. Shareholders who choose to participate in the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/USNA2022. You will need the 16-digit control number included on your Notice of Internet Availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

Beneficial Owner. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Quorum. Each share of common stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors or any other matter. A majority of our shares of common stock outstanding as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a “quorum.” Shares of common stock held of record by shareholders in attendance online at the Annual Meeting or represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum, without regard to whether the proxy is marked as casting a vote or withholding authority or abstaining with respect to a particular matter.
Broker Non-Votes When shares held by a broker for a beneficial owner are not voted because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares, a broker non-vote occurs. Under New York Stock Exchange (“NYSE”) rules, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to participate in the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the Fiscal Year 2022, are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
Shares Held in Multiple Accounts. If you hold shares in more than one account, you will receive a Notice of Internet Availability of Proxy Materials or separate voting instructions for each account. To ensure that all of your shares in each account are voted at the Annual Meeting, you must vote in accordance with the Notice of Internet Availability of Proxy Materials or the separate voting instructions that you receive for each account.

7	2022 Proxy Statement

Proposals to be Voted Upon and Vote Required
Proposal No. 1 – Election of Directors. The Governance, Risk & Nominating Committee of the Board has nominated seven directors for election at the Annual Meeting to hold office until the 2023 annual meeting. You may cast a vote “FOR” or “WITHHOLD” your vote in the election of a director. Directors will be elected by a plurality of the votes cast. This means that the nominees with the most “FOR” votes will be elected. A “WITHHOLD” vote will have no effect on the election’s outcome, because the candidates who receive the highest number of “FOR” votes are elected, and when candidates run unopposed, they only need a single “FOR” vote to be elected. However, pursuant to our bylaws, “WITHHOLD” votes may still have an effect on individual director nominees, as explained below.
Pursuant to our bylaws, an incumbent director nominee elected in an uncontested election (i.e., an election in which the number of nominees is equal to the number of directors to be elected at the meeting) who receives a greater number of “WITHHOLD” votes than “FOR” votes at the Annual Meeting, must tender his or her resignation to the Board. The remaining Board members will then determine whether to accept the resignation and publicly disclose its decision following the date they make their decision. See “Plurality Plus Voting for Directors; Director Resignation Policy” in the section “Board of Directors and Corporate Governance,” below.
Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm. The Audit Committee of the Board has appointed, and is asking shareholders to ratify, KPMG as our independent registered public accounting firm for Fiscal Year 2022. Ratification requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal). On this proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are not considered votes cast and will have no effect on the vote for this proposal. If shares held by a broker or other nominee for a beneficial holder are not voted because the nominee did not receive voting instructions from the beneficial owner, on this “routine” matter, the broker is entitled to vote the shares held by the beneficial owner.
Proposal No. 3 – Advisory Vote to Approve Executive Compensation. Our Board and the Compensation Committee of the Board are committed to excellence in corporate governance and to executive compensation programs aligning the interests of our executives with the interests of our shareholders. They are requesting, on an advisory basis, the approval of this proposal, which requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal). On this proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the vote’s outcome on this proposal.
Revocation and Voting of Proxies
Revoking a Proxy. If you give your proxy pursuant to this solicitation, you may revoke it at any time prior to the Annual Meeting. You may revoke a previously provided proxy by: (i) delivering to our Corporate Secretary a written revocation of proxy; (ii) executing a new proxy that bears a later date; or (iii) participating in the Annual Meeting and voting your shares online at the Annual Meeting. Attendance at the virtual Annual Meeting online will not, by itself, result in revoking a proxy. You should also be aware that if you are a beneficial owner, meaning that your shares of USANA common stock are held of record in an account by a broker, bank, trustee, or other nominee, and you wish to revoke a proxy or change your vote, you must contact the broker, bank, trustee, or other nominee to revoke any prior voting instructions and provide new voting instructions.
Voting of Proxies. All valid, unrevoked proxies will be voted in accordance with the specifications in the proxies and as directed. If a proxy is properly executed and returned and no voting specifications are indicated therein, the shares will be voted as follows:
•	FOR each of the seven nominees for director named in this Proxy Statement, to serve for a term of one year or until their respective successors are elected and qualified;
•	FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal Year 2022; and
•
FOR the non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion.

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies. We are not aware of any other matters that are to be presented for action at the Annual Meeting.

2022 Proxy Statement	8

Proxy Solicitation; Cost of Soliciting Proxies
We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the common stock.
Participating in the Virtual Annual Meeting
Shareholders as of the Record Date are invited to participate in the completely virtual Annual Meeting, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a USANA shareholder of record as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
The live webcast format facilitates shareholder attendance and participation in the Annual Meeting from anywhere in the world. You will be able to participate in and to vote your shares online at the Annual Meeting by visiting www.virtualshareholdermeeting.com/USNA2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 11:00 a.m. (Mountain Daylight Time). Online access and check-in will begin at 10:55 a.m. (Mountain Daylight Time) and you should allow sufficient time for the online check-in procedures.
Reporting Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

9	2022 Proxy Statement

PROPOSAL #1 – ELECTION OF DIRECTORS
As of the date of this Proxy Statement, the Company’s Board of Directors consists of eight members. Mr. Robert Anciaux has served as a director since 1996 and will retire from the Board at the Annual Meeting. On behalf of the Company, its management team, employees, and customers, the Board would like to convey its sincere appreciation to Mr. Anciaux for his long-standing leadership, service and dedication to the Company. Consequently, following the Annual Meeting, the Company's Board of Directors will consist of seven members.
In this Proxy Statement, it is proposed that we elect seven directors to serve one-year terms until the annual meeting of shareholders in 2023, or until their successors shall have been duly elected and qualified. The nominees for director are listed in this Proxy Statement.
You may not give a proxy to vote for more than the number of nominees (seven). Unless a proxy otherwise specifies, the shares voted by such a proxy will be voted “FOR” the election of each of the seven nominees listed below.
Each of the seven nominees listed below is currently a director and member of our Board. Six of the incumbent directors nominated for reelection were elected by the shareholders at our 2021 annual meeting. In October 2021, the Board appointed Ms. Xia Ding as a director and member of our Board. Each of the nominees listed has agreed to serve if elected, and we know of no reason why any of the nominees would not be available for election or, if elected, would not be able to serve. If any nominee is unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.
The Governance, Risk & Nominating Committee has determined that each nominee for election at the Annual Meeting meets the criteria set forth in its charter and in the USANA Corporate Governance Guidelines. Those guidelines direct the Committee to consider criteria such as the nominee’s independence, expertise, and experience applicable to our business, substantive knowledge of our industry, high personal and professional ethics, and their ability and willingness to devote the required time to the business of the Board and the Company. In addition, we believe that each nominee possesses the personal qualities and attributes we consider to be essential to allow the Board to fulfill its duties to our shareholders, including personal accountability, integrity, ethical leadership, and business acumen, and the ability to exercise sound and independent business judgment.
Director Nominees
Information for each person nominated for election as a director at the Annual Meeting, including age, term of office and business experience, including directorships during the past five years, is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Governance, Risk & Nominating Committee and by our Board of Directors, that each of them should serve as a director of USANA. The nominees for director are Xia Ding, John T. Fleming, Gilbert A. Fuller, Kevin Guest, Peggie Pelosi, Frederic Winssinger, and Timothy Wood, Ph.D.
Xia Ding Age: 51 Independent Director Since: 2021	Committees: Audit, Governance, Risk & Nominating
Xia Ding is currently the Vice President of e-commerce Asia Pacific and Latin America at Nike. She joined Nike in 2019 where she is accountable for driving the Nike digital business in Asia Pacific and Latin America markets. Prior to Nike, Ms. Ding worked for JD.com in China from 2017 to 2019 as the President of JD Fashion where she was responsible for driving the fashion business covering apparel, shoes, sportswear, bags, jewelry, watches and accessories. She was also instrumental in leading JD.com’s M&A investment strategy to fuel strategic growth. Prior to joining JD.com, Ms. Ding served as Vice President of Retail Service at Nielsen in China from 2015 to 2017 where she was responsible for overseeing Nielsen’s retail services business. Ms. Ding started her career in 1995 with Hanesbrands, Inc., where she spent the first ten years in the U.S. headquarters in various finance and corporate

2022 Proxy Statement	10

development roles. In 2005, Hanesbrands appointed her as the VP/General Manager of China where she brought American lingerie brand Hanes and casualwear brand Champion into the China market. Ms. Ding is a well-regarded e-commerce and digital leader and was recognized as Forbes 2018 TOP 100 Most Successful Businesswomen in China and Forbes 2017 TOP 10 Most Influential People in China Fashion Industry. Ms. Ding received a Bachelor of Chemistry degree from the Nanjing University of China. She also earned an M.B.A from the Wake Forest University in Winston-Salem, North Carolina. We believe Ms. Ding’s extensive business experience in China, as well as her digital, e-commerce, financial and corporate strategy experience qualify her to serve as a member of our Board.
John T. Fleming Age: 78 Independent Director Since: 2020	Committees: Governance, Risk & Nominating, Sustainability, Compensation
John T. Fleming is a student, researcher and advocate of the direct selling channel of distribution. His many years of involvement with the direct selling business model has been through actual involvement as an independent contractor, owner of a direct selling company, officer of one of the world's largest direct selling companies, and Publisher/Editor-in-Chief of the most notable trade publication concerning direct sales. Since 2006, he has served as founder and CEO of Ideas and Design Group, a consulting firm that services business models that utilize independent contractors to market products and services. From 2006-2015, Mr. Fleming served as Publisher and Editor-in-Chief of Direct Selling News, the most notable trade publication for executives and companies that utilize the direct selling channel of distribution. Prior to that, Mr. Fleming held a variety of executive positions with Avon, one of the largest direct selling companies in the world. We believe that Mr. Fleming’s extensive experience as an executive, expert, author and lecturer in the direct selling industry, along with his expertise in the evolving digital and gig economies, qualify him to serve as a member of our Board.
Gilbert A. Fuller Age: 81 Independent Director Since: 2008	Committees: Audit, Governance, Risk & Nominating, Compensation
Gilbert A. Fuller has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996, as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company’s Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. Mr. Fuller has also received the NACD Directorship Certified™ designation from the National Association of Corporate Directors. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. We believe that Mr. Fuller’s more than 12 years of experience as an executive officer of USANA, his deep understanding of our business, people, and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise qualify Mr. Fuller to serve as a member of our Board.

11	2022 Proxy Statement

Kevin Guest Age: 59 Director Since: 2017	Committees: None
Kevin Guest, Chief Executive Officer and Chairman of the Board, joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following our acquisition of the media, video, and event-productions company FMG Productions founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. In May 2011, he was appointed President of North America and in October 2012, he was named President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of USANA and in August 2015, he was appointed Co-Chief Executive Officer. He served in this capacity until November 2016, when he was appointed Chief Executive Officer. In May 2020, Mr. Guest was appointed as Chairman of the Board and Chief Executive Officer. Mr. Guest’s important role as the leading force of our management and sales efforts and his talent as a motivating leader qualify him to serve as a member of our Board. Mr. Guest earned a B.A. in Communications from Brigham Young University.
Peggie Pelosi Age: 66 Independent Director Since: 2018	Committees: Audit, Governance, Risk & Nominating, Sustainability, Compensation
Peggie Pelosi is a corporate social responsibility/sustainability practitioner. Since 2005, Ms. Pelosi has been the Founding Partner and Strategic Advisor at Orenda Connections, a corporate social responsibility consultancy in Toronto, Ontario, Canada. She served as an Instructor in the Certificate Program in Corporate Social Responsibility at the University of St. Michael's College in the University of Toronto, and a part-time Professor in Sustainable Business Management Post Graduate Studies at Seneca College, Faculty of Business in Toronto. Since 2015, she has also served as the Executive Director of Innovators Alliance, a network of CEOs focused on sustainable and profitable growth through innovation. Prior to her career and academic work in corporate social responsibility and sustainability, Ms. Pelosi served as a member of the Company’s management team, first as Executive Director of Sales for Canada and then as Vice President of Network Development. She worked for the Company until 2004. While at the Company, Ms. Pelosi began the program that would evolve into the USANA True Health Foundation, and this led to her interest in corporate social responsibility. Prior to her roles at the Company, Ms. Pelosi had 15 years of direct selling leadership experience. Ms. Pelosi has also previously served on the Board of Directors on a number of non-profit organizations including the Children’s Hunger Fund and Big Brothers Big Sisters of Toronto. She is a graduate of the Corporate Social Responsibility & Sustainability Program at St. Michael’s College at the University of Toronto, and has completed the NACD Directorship Certified™ and the ESG Competent Boards Director Certification. We believe Ms. Pelosi’s vast experience in corporate sustainability matters, direct selling and corporate strategy qualify her to serve as a member of our Board.

2022 Proxy Statement	12

Frederic J. Winssinger Age: 53 Independent Director Since: 2016	Committees: Audit, Governance, Risk & Nominating, Sustainability, Compensation
Frederic J. Winssinger became a director in May 2016. Mr. Winssinger has been a Managing Partner of RW Partners LLC (“RWP”) since 2006. RWP is a commercial real estate private equity investment company based in Phoenix, Arizona. Mr. Winssinger also oversees his family’s general investment operations and in 2014, he co-founded PlanningCore Wealth Advisors to provide investment advice to individuals and families. Prior to 2006, Mr. Winssinger worked in strategy consulting for the Boston Consulting Group and as a Portfolio Manager/Financial Analyst for JP Morgan Asset Management and other privately held asset management companies. Mr. Winssinger received a B.A. in Mathematics and Economics from Claremont McKenna College and an M.B.A from The Wharton School of the University of Pennsylvania. We believe Mr. Winssinger’s 20 years of experience in financial analysis, and his training in evaluating corporate strategy towards the creation of shareholder value under sound corporate governance qualify him to serve as a member of our Board.
Timothy E. Wood, Ph.D. Age: 73 Independent Director Since: 2019	Committees: Audit, Governance, Risk & Nominating, Sustainability, Compensation
Timothy E. Wood, Ph.D. previously served as Executive Vice President of Research and Development for USANA until his retirement in March of 2011. Dr. Wood joined USANA in June 1996 as Director of Research and Development, and served in this role until June 1999, when he was appointed as the Company's Vice President of Research and Development. In January 2006, he was appointed as the Company's Executive Vice President of Research and Development. Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995. From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies. Dr. Wood received a Bachelor’s Degree in Environmental Biology from the University of California, Santa Barbara. Dr. Wood earned a Master’s Degree in Environmental Sciences and a Ph.D. from Yale University. He also earned an M.B.A. from Westminster College in Salt Lake City, Utah. We believe that Dr. Wood’s vast expertise in nutrition, health and wellness, direct selling and corporate strategy qualify him to serve on our Board.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR each director nominee named above.

13	2022 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have adopted a number of policies and practices, some of which we describe in this section of the proxy statement, which highlight our commitment to sound corporate governance principles. We also maintain a corporate governance page on our website that includes additional related information, as well as our codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board. The “Corporate Governance” page is located on the “Investor Relations” section of our website at www.usana.com. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Principles of Corporate Governance
We have summarized below governance practices we have implemented that are intended to enhance and encourage effective independent oversight of Board decisions.
Independent Directors
In accordance with the current listing standards of the NYSE, the Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board has determined that Ms. Xia Ding, Mr. Fleming, Mr. Fuller, Ms. Pelosi, Mr. Winssinger, and Dr. Wood are “independent directors,” using the definition of that term in the Listed Company Manual of the NYSE. As a result, a majority of the Board, and all of the members of the Audit Committee, Compensation Committee, and Governance, Risk & Nominating Committee, Sustainability Committee, are independent directors in accordance with the independence requirements of the NYSE and the SEC, including certain additional standards applicable to those committees. From time to time in this Proxy Statement, we refer to our independent directors and Mr. Anciaux, none of whom is an employee or executive of USANA, as our “non-management directors” or “non-employee directors.”
Our Audit Committee’s charter requires that all of the members of the Audit Committee be independent under NYSE listing standards and the rules of the SEC. The Board has determined that each of the current members of our Audit Committee is an independent director under NYSE listing standards and meets the enhanced standards of independence applicable to audit committee members under applicable SEC rules. The Board has also determined that each of Mr. Fuller and Mr. Winssinger qualifies as an “audit committee financial expert” under applicable SEC rules.
Our Compensation Committee’s charter requires that all of the members of the Compensation Committee be independent under NYSE listing standards, including the enhanced independence requirements applicable to Compensation Committee members and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the current members of our Compensation Committee is an independent director under NYSE listing standards and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.
Our Governance, Risk and Nominating Committee’s charter requires that all of the members of the Governance and Nominating Committee be independent under NYSE listing standards. The Board has determined that each of the current members of our Governance, Risk and Nominating Committee is an independent director under NYSE listing standards.
Our Sustainability Committee’s charter requires that all of the members of the Sustainability Committee be independent under NYSE listing standards. The Board has determined that each of the current members of our Sustainability Committee is an independent director under NYSE listing standards.
Principles of Corporate Governance
The following is a summary of governance practices we have implemented that are intended to enhance and encourage effective independent oversight of Board decisions.
Stock Ownership Requirements
We have adopted minimum stock ownership policy requirements for directors and executive officers to align the interests of our executive officers and non-employee directors with the interests of our shareholders, and to promote our commitment to sound corporate governance. Non-employee directors are expected to hold at least two times

2022 Proxy Statement	14

their annual retainer fees in USANA common stock. Unexercised Stock-Settled Stock Appreciation Rights (“SSAR’s”), whether or not vested and unearned and unvested Deferred Stock Units (“DSUs”) and Restricted Stock Units (“RSUs”) held by an independent or non-employee Board member will be considered as stock held in satisfaction of this policy. Non-employee directors have five years from the later of either April 23, 2018 (the date this policy was adopted) or from the time of their appointment as director to achieve compliance with these minimum ownership requirements.
Our executive officers (including executives who serve as directors) are expected to comply with the following stock ownership guidelines:
Position	Stock Ownership Requirement
Chief Executive Officer	5 times base salary
All other executive officers	1 times base salary
In 2022, the Board increased the stock ownership requirement for the Chief Executive Officer position from 1.5 times base salary to 5 times base salary, as noted in the table above. The Chief Executive Officer has five (5) years from the date that the increased ownership requirement was implemented to accumulate sufficient stock ownership to comply with the requirement. More information about the minimum stock ownership requirements applicable to our executives is included in “Compensation Discussion and Analysis.”
Lead Independent Director
Because the Board believes that strong, independent Board leadership is an important aspect of corporate governance and beneficial to USANA and our shareholders, the Board has historically designated one of the directors as a Lead Independent Director. The Lead Independent Director is an independent director selected for a one-year term, or until their successor is chosen, by the other independent directors and is responsible for coordinating the activities of the independent directors. The Lead Independent Director presides at executive sessions of the independent directors and at meetings of the Board when the Chair is not present and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chair. Mr. Fuller served as Lead Independent Director during Fiscal Year 2021 and has again been appointed Lead Independent Director for Fiscal Year 2022. We believe that Mr. Fuller is an effective Lead Independent Director due to, among other things, his independence, his leadership experience in executive positions as chief financial officer and executive officer, his strong strategic and financial acumen, and commitment to ethics, as well as his extensive knowledge and deep understanding of USANA and our business.
Chairman and Chief Executive Officer Roles
Our Corporate Governance Guidelines provide that the roles of Chief Executive Officer and Chairman of the Board may be separated or combined. The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, and believes, instead, that it is most appropriate to retain the discretion and flexibility to make these determinations in the way that it believes best to provide appropriate leadership for the Company at any point in time. The Board believes that having Mr. Guest serve as Chief Executive Officer and Chairman of the Board is appropriate, and in the best interest of the Company, in light of Mr. Guest’s experience, vision, leadership and deep knowledge of the Company and all of its stakeholders. As Chief Executive Officer and Chairman of the Board, Mr. Guest also serves as a key link between the Board and other members of the Company’s management team. The Board also believes that at present a combined Chief Executive Officer and Chairman of the Board function, along with a strong Lead Independent Director, serves the best interests of the Company and its shareholders and will continue to sustain our commitment to effective corporate governance.
Executive Sessions of Independent Directors
In accordance with NYSE listing standards, our independent directors regularly meet in executive session without employee directors or other executive officers present as part of every regularly scheduled Board and committee meeting. The Lead Independent Director chairs these executive sessions. In the event that the Lead Independent Director cannot preside at an executive session, the chairs of the Audit Committee, Compensation Committee, Governance, Risk & Nominating Committee, or Sustainability Committee lead these meetings on a rotating basis.

15	2022 Proxy Statement

Prohibition Against Pledging USANA Securities and Hedging Transactions
Consistent with our Insider Trading Policy, we prohibit our executive officers and members of the Board from pledging our common stock or other securities and engaging in hedging transactions with respect to our securities. Our policies specifically prohibit our executive officers and non-employee directors from holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan. Our policy also prohibits the purchasing of certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in short sales of our stock and other similar transactions that could be used to hedge or offset any decrease in the value of our securities.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer), and employees. We require that all of our directors, officers, and employees certify on an annual basis that they comply with the Code of Ethics. If we make any amendment to or grant any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer, that would require disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on our next periodic report filed under the Exchange Act. The Code of Ethics may be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.usana.com.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our articles of incorporation, and bylaws, and the respective charters of the Board committees, discussed below, form the framework for our governance. All of these documents may be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.usana.com.
Committees of the Board of Directors
During Fiscal Year 2021, our Board had four standing committees: the Audit Committee, the Compensation Committee, the Sustainability Committee and the Governance, Risk & Nominating Committee. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.
Annual Assessment of Board Effectiveness
To ensure that our Board and its committees are performing effectively and in the best interests of the Company and its shareholders, the Board performs an annual assessment of itself, its committees, and its members, overseen by the Governance, Risk & Nominating Committee.
Plurality Plus Voting for Directors; Director Resignation Policy
Our bylaws contain a “plurality plus” voting standard for the election of directors. Under this standard, directors are elected by a plurality of the votes cast. However, the “plurality plus” standard provides that in an uncontested election (that is, an election where the number of nominees is equal to the number of open board seats), if an incumbent director standing for reelection is elected but fails to receive more “FOR” votes than “WITHHOLD” votes cast, the director must submit her or his resignation to the Board. The Governance, Risk & Nominating Committee will then promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board is required to act on the Committee’s recommendation no later than the date of the Board’s next regularly scheduled meeting. The director whose resignation is under consideration may not participate in the recommendation of the Committee or deliberations of the Board with respect to her or his resignation. Following the Board’s decision, the decision is to be reported by filing a Current Report on Form 8-K. If a resignation is accepted, the Governance, Risk & Nominating Committee would also recommend to the Board whether to fill such vacancy immediately, retain the vacancy for a period, or reduce the size of the Board.

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Term Limits and Mandatory Retirement Age
The Board has not established a maximum length of service or a mandatory retirement age for directors. The Board believes that the skillsets and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits and/or a mandatory retirement age could assist in this regard, such requirements may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge, and valuable insight into the Company and our operations. The Board also believes that there are other, more effective means to address board refreshment, including through a robust annual self-assessment process.
Communicating with the Board of Directors
Our shareholders or other interested parties wishing to communicate with the Board, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group as follows:
USANA Health Sciences, Inc.
c/o Joshua Foukas, Chief Legal Officer, General Counsel and Corporate Secretary
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
Please address any communication by e-mail to investor.relations@usanainc.com and mark “Attention: Corporate Secretary” in the “Subject” field.
Our Chief Legal Officer serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that should be brought to the attention of the Board, a committee, the Lead Independent Director, or all independent directors. Accounting, audit, internal accounting controls, and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the non-management directors, or individual directors as appropriate. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations, advertisements, or offensive or inappropriate material.
Risk Oversight and Management
Our Board is actively involved in the assessment, oversight and management of the material corporate risks that could affect the Company. The Board carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board.
Our Board has delegated responsibility for risk management largely to the Audit Committee and the Governance, Risk & Nominating Committee. The Board has also delegated responsibility for risk management related to executive compensation to the Compensation Committee and risk management related to all matters of corporate sustainability to the Sustainability Committee. The Audit Committee oversees assessment and management of risk related to our financial, legal and fraud policies. This includes regular evaluation of risks related to our financial statements, internal control over financial reporting, liquidity, capital structure, and investments, including land acquisition and development. The Governance, Risk & Nominating Committee oversees our general risk identification and mitigation process. This includes regular evaluation of strategic, operational, legal, regulatory, and corporate governance risks. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the Company. While the Board has an oversight role, management has the direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company. Each standing committee of the Board has the following risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis:
Audit Committee
The Audit Committee oversees the management of the following financial risks:
•	accounting matters;
•	liquidity and credit risks;
•	corporate tax positions;

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•	insurance coverage;
•	cash investment strategy;
•	financial results; and
•	operational and regulatory risk.
In addition, the committee is responsible for managing risk relating to our financial and business process systems, including the performance of our internal audit function and independent registered public accounting firm, whistleblower complaints and internal investigations, systems of internal controls and disclosure controls and procedures.
Governance, Risk & Nominating Committee
The Governance, Risk & Nominating Committee oversees management of the following risks:
•	corporate governance practices;
•	compliance and ethics programs;
•	regulatory risk;
•	operational risk related to our information technology systems, including data security and privacy matters;
•	director independence;
•	Board composition; and
•	Board performance and effectiveness.
The committee also reviews, monitors and assesses the allocation of responsibility for risk oversight among the Board and the standing committees of the Board.
Sustainability Committee
The Sustainability Committee oversees and monitors our execution upon the following risks:
•	sustainability matters, including environmental, social, and governance (“ESG”) concerns and corporate social responsibility (“CSR”) matters;
•	public policy and engagement;
•	political advocacy; and
•	charitable endeavors.
Compensation Committee
The Compensation Committee oversees the management of the following risks:
•	executive compensation;
•	compensation and benefit plans and arrangements;
•	compensation strategies, practices and policies; and
•	Board compensation.
The Compensation Committee ensures that our compensation programs, including those applicable to our executives, do not encourage excessive risk taking. The Compensation Committee works periodically with its independent compensation consultant to structure executive compensation plans that are appropriately balanced and that incentivize management to act in the best interest of our shareholders.
Composition and Meetings of the Board of Directors and its Committees
The shareholders elect directors annually to serve for one-year terms or until their successors are elected and qualified. As disclosed above, we currently have eight directors serving on the Board, with seven directors standing for re-election at the Annual Meeting. Mr. Anciaux will retire from the Board at the 2022 Annual Meeting. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met seven times during Fiscal Year 2021 and each director attended at least 75% in the aggregate of the total number of meetings of the Board and the committees on which they served during Fiscal Year 2021. We encourage, but do not

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require, members of the Board to participate in our Annual Meeting of Shareholders, and five of our directors participated in last year’s Annual Meeting. Independent directors also met in executive session four times during Fiscal Year 2021, with all currently incumbent non-management Board members in attendance at each of those sessions.
Audit Committee
The Audit Committee has been formed to comply with the requirements of the definition of “audit committee” under Section 3(a)(58)(A) of the Exchange Act. During Fiscal Year 2021, the members of the Audit Committee were its Chair, Mr. Fuller, Ms. Pelosi, Mr. Peng, Mr. Winssinger, and Dr. Wood. Mr. Peng departed as a member in May 2021 and in October 2021, Ms. Ding was appointed as a member. The Board has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of the NYSE. The Board also has determined that each member of the Audit Committee is financially literate as interpreted by the Board in its business judgment, and that Mr. Fuller and Mr. Winssinger qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.
The Audit Committee met five times during Fiscal Year 2021, with all members of the Committee in attendance at each meeting. In addition, the Committee met privately with internal audit, management and finance staff and with our independent registered public accounting firm during the year in fulfilling its duties described below. The Audit Committee makes recommendations to the Board with respect to financial and accounting matters in fulfilling the following duties.
The Audit Committee appoints and establishes the compensation for our independent registered public accounting firm, approves in advance all engagements with the independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by us to prepare our periodic reports, and reviews and approves our critical accounting policies. The Audit Committee also discusses audit plans and reviews results of the audit engagement with our independent registered public accounting firm, obtains and reviews a report of our independent registered public accounting firm describing certain matters required by the listing standards of the NYSE, reviews the independence of our independent registered public accounting firm, oversees our internal audit function and our accounting processes, including the adequacy of our internal control over financial reporting and, where it determines to do so, makes recommendations to the Board with respect to rotation of the lead partner or the independent registered public accounting firm and with respect to other financial and accounting matters. Our independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee oversees and approves certain related party transactions and other matters that may involve conflicts of interest.
Governance, Risk & Nominating Committee
The Governance, Risk & Nominating Committee reviews, develops and makes recommendations regarding various matters related to the Board, including its size, composition, standing committees and practices. The Governance, Risk & Nominating Committee also reviews and implements corporate governance policies, practices, and procedures. The Governance, Risk & Nominating Committee reviews the performance and effectiveness of the Board, its standing committees, and its individual members. During Fiscal Year 2021, the members of the Governance, Risk & Nominating Committee were its Chair, Mr. Fuller, Mr. Fleming, Ms. Pelosi, Mr. Peng, Mr. Winssinger, and Dr. Wood. Mr. Peng departed as a member in May 2021 and in October 2021, Ms. Ding was appointed as a member. Each member of the Governance, Risk & Nominating Committee meets the definition of “independent” set forth in the NYSE standards. The Governance, Risk & Nominating Committee met five times during Fiscal Year 2021, with all members in attendance at all of the meetings.
The Governance, Risk & Nominating Committee may from time to time consider qualified nominees for director who are recommended by shareholders. The Governance, Risk & Nominating Committee does not use different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice to our Corporate Secretary, as described under the heading “Shareholder Proposals for 2023 Annual Meeting” below.

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Sustainability Committee
The Sustainability Committee reviews, develops and makes recommendations regarding all matters related to corporate sustainability, including ESG and CSR matters. During Fiscal Year 2021, the members of the Sustainability Committee were its Chair, Ms. Pelosi, Mr. Winssinger, Dr. Wood and Mr. Fleming. Each member of the Sustainability Committee meets the definition of “independent” set forth in the NYSE standards. The Sustainably Committee met three times during Fiscal Year 2021, with all members in attendance at all of the meetings.
The Sustainability Committee will also (i) track our progress and execution of our sustainability strategy, including ESG and CSR matters; (ii) oversee and review our sustainability disclosures, including those in this Proxy Statement and any sustainability report or other document issued by the Company; (iii) review public policy matters and trends that may affect the Company; and (iv) oversee our public policy engagement practices, as well as practices regarding political contributions and charitable endeavors.
Compensation Committee
The Compensation Committee has responsibility, authority, and oversight relating to the development of our overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies and oversees compensation plans for our executive officers and non-executive employees. The Compensation Committee seeks to ensure that our compensation policies and practices promote shareholder interests and support our compensation objectives and philosophy. Members of the Compensation Committee during Fiscal Year 2021 were Mr. Winssinger, as Chair, Ms. Pelosi, Mr. Fuller, Mr. Peng, and Dr. Wood. Mr. Peng departed as a member in May 2021. Each member of the Compensation Committee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and as an independent director under the NYSE listing standards, for purposes of service on a compensation committee. The Compensation Committee met four times during Fiscal Year 2021, with all members in attendance at each meeting.
The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the Board the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity and long-term incentive compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee determines the compensation of our Chief Executive Officer, Named Executive Officers (as defined in the notes to the Beneficial Ownership Table under “Security Ownership of Certain Beneficial Owners and Management”), and other executive officers as assigned by the Board. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement.
To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers, the Compensation Committee has historically engaged Frederic W. Cook & Co.. In January 2022, the Compensation Committee engaged CODA Advisors (“CODA”), a national compensation consulting firm, to review both executive compensation practices and competitiveness. More information is provided about CODA in the “Compensation Discussion and Analysis” section of this Proxy Statement.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee at January 1, 2022 was comprised of Mr. Winssinger, Chair, Mr. Fleming, Mr. Fuller, Ms. Pelosi, and Dr. Wood. All members of the Compensation Committee are independent directors. No member of the Compensation Committee had any relationship requiring disclosure under “Transactions with Related Persons.” During Fiscal Year 2021, none of our executive officers served as a director or member of the compensation committee (or other committee of the Board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board.
DIRECTOR COMPENSATION
We believe that our director compensation program is designed to attract and fairly compensate highly qualified, non-employee directors to represent our shareholders and to act in the shareholders’ best interests. The director compensation program was recommended by the Compensation Committee to, and approved by, our Board. The annual retainer paid to our non-employee directors consists of a quarterly cash retainer. These directors also generally receive an initial grant of equity, followed by annual equity grants. Our executive officers do not determine the amount of non-employee director compensation, except that Mr. Guest, our Chief Executive Officer and Chairman of the Board, votes on the recommendations of the Compensation Committee in his capacity as a member of the Board. Mr. Guest is compensated as our CEO and he does not receive any cash or other compensation for his service as a director.
Fiscal Year 2021 Director Compensation
For the purpose of determining non-employee director compensation, the Compensation Committee considered recommendations from a prior-year survey of peer board compensation conducted by Frederic W. Cook & Co., the Director Compensation Report published by the National Association of Corporate Directors, and other resources. The Compensation Committee also considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Committee also specifically considered the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation. See the “Director Compensation Table” below, for total compensation paid to our directors in Fiscal Year 2021.
Cash Compensation. In Fiscal Year 2021, we paid our non-employee directors an annual cash retainer of $91,400. We paid additional amounts to certain directors as follows:
•	$19,200 to our Senior Director;
•	$19,200 to the Chair of the Audit Committee;
•	$14,800 to the Chair of the Compensation Committee;
•	$11,400 to the Chair of the Governance, Risk & Nominating Committee; and
•	$11,400 to the Chair of the Sustainability Committee
We do not pay meeting attendance fees unless the Board or a standing Board committee is required to hold an unusually high number of meetings, in which case the Compensation Committee may in its discretion, approve additional compensation for those directors affected by these additional meetings. Directors are also eligible for reimbursement of their expenses incurred in attending Board and committee meetings in accordance with Company policy. Examples of reimbursable expenses are airfare, hotel and meals for the director incurred in connection with attendance at meetings. We pay the director retainer fees in quarterly installments.
Equity Compensation. Our non-employee directors also participate in an equity compensation program. This program involves an initial grant of equity in connection with the director’s initial election or appointment to the Board, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards generally vest in equal quarterly installments beginning on the quarter following the grant date for the number of quarters remaining in their initial year of service. We also make annual equity awards to each director. These awards also vest in four equal quarterly installments beginning on the quarter following the grant date. By delivering a portion of the annual director retainer in the form of equity-based compensation, the structure strengthens the alignment between the interests of our non-employee directors and our shareholders.

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Director Compensation Table. The following table sets forth the compensation awarded to, or earned by, each of our non-employee directors during Fiscal Year 2021. Mr. Guest is an executive of the Company and is not paid additional compensation for his Board service. Accordingly, his compensation is reported under the caption “Executive Compensation” and is not included in the table below. In Fiscal Year 2021, equity awards made to non-employee directors were in the form of RSUs as indicated in the notes to the table below.
The table below summarizes the compensation paid by us to our directors for the fiscal year ended January 1, 2022.
Director Compensation Table
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Robert Anciaux(4)	$110,600	$120,008	—	$230,608
John T. Fleming(5)	$91,400	$120,008	—	$211,408
Gilbert A. Fuller(6)	$122,000	$120,008	—	$242,008
Peggie J. Pelosi(7)	$102,800	$120,008	—	$222,808
Feng Peng(8)	$45,700	—	—	$45,700
Frederick J. Winssinger(9)	$106,200	$120,008	—	$226,208
Timothy E. Wood, Ph.D.(10)	$91,400	$120,008	—	$211,408
Xia Ding(11)	$22,850	$60,004	—	$82,854
(1)	This amount reflects the aggregate dollar amount of all cash compensation earned for service as a director.
(2)
These amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of the RSUs granted during Fiscal Year 2021, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. Each of these awards was granted under our 2015 Equity Incentive Plan.

(3)	Non-employee directors do not receive any other perquisites or personal benefits or property as part of their compensation.
(4)	Represents 1,248 RSUs granted to Mr. Anciaux on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021. Mr. Anciaux serves as Senior Director.
(5)	Represents 1,248 RSUs granted to Mr. Fleming on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021.
(6)
Represents 1,248 RSUs granted to Mr. Fuller on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021. Mr. Fuller serves as chair of the Audit Committee and the Governance, Risk & Nominating Committee.

(7)	Represents 1,248 RSUs granted to Ms. Pelosi on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021. Ms. Pelosi serves as chair of the Sustainability Committee.
(8)	Mr. Peng served on the Board until his departure in May 2021.
(9)
Represents 1,248 RSUs granted to Mr. Winssinger on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021. Mr. Winssinger serves as chair of the Compensation Committee.

(10)	Represents 1,248 RSUs granted to Dr. Wood on April 26, 2021, vesting in four equal quarterly installments, commencing on July 28, 2021.
(11)	Represents 597 RSUs granted to Ms. Ding on October 25, 2021, vesting in two equal quarterly installments, commencing on January 25, 2022.

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PROPOSAL #2 – RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG as our independent registered public accounting firm for Fiscal Year 2022. KPMG has served as our independent registered public accounting firm since September 16, 2013. Services provided by KPMG to us and our subsidiaries in Fiscal Year 2021, and the Fiscal Year ended January 2, 2021(“Fiscal Year 2020”), are described below.
We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we believe it is a sound corporate governance practice. If our shareholders do not ratify the selection, the Audit Committee will consider whether to retain KPMG, but may retain them in the Audit Committee’s discretion. In addition, even if the appointment is ratified, the Audit Committee could in its discretion subsequently appoint a different independent registered public accounting firm without shareholder approval, if it were to determine that doing so would be in the best interests of the Company and our shareholders.
The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from shareholders.
Independence
KPMG has advised us that it has no direct or indirect financial interest in us or in any of our subsidiaries and that during Fiscal Year 2021, it had no connection with us or any of our subsidiaries, other than as our independent registered public accounting firm or in connection with certain other services, as described below.
Audit Fees
During Fiscal Year 2021, we entered into an engagement agreement with KPMG, which set forth the terms by which KPMG agreed to perform audit services for us and our subsidiaries. Those services consisted of the audit of our annual consolidated financial statements, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of financial statements of certain subsidiaries, and accounting consultations, consents, and other services related to our SEC filings, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for us or our subsidiaries for Fiscal Year 2021.
During Fiscal Year 2020, we entered into an engagement agreement with KPMG, which set forth the terms by which KPMG agreed to perform audit services for our subsidiaries and us. Those services consisted of the audit of our annual consolidated financial statements, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to our SEC filings, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for us or our subsidiaries for Fiscal Year 2020.
The following table summarizes the fees paid by us to KPMG during Fiscal Years 2021 and 2020.
Type of Service and Fee	Fiscal Year 2021	Fiscal Year 2020
Audit Fees	$2,333,272	$2,219,387
Tax Fees	$173,295	$127,728
Total Fees	$2,506,567	$2,347,115

23	2022 Proxy Statement

Policy on Pre-Approval of Audit and Permissible Non-Audit Services
It is the policy of the Audit Committee, as set forth in the Audit Committee’s Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.
Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by our independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accounting firm, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve certain types of services. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG’s independence and has established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by our independent registered public accounting firm. All fees listed in the table above were pre-approved by the Audit Committee.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2022.

2022 Proxy Statement	24

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of five directors, all of whom meet the independence standards contained in the NYSE listing standards, SEC rules, and USANA’s Corporate Governance Principles, and operates under a written charter adopted by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal control over financial reporting.
The Audit Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm, and oversees and monitors the Company’s financial reporting process on behalf of the Board. The Audit Committee selected KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2021. KPMG is responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing opinions on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, and on the effectiveness of the Company’s internal control over financial reporting. KPMG is also responsible for communicating its judgments as to the quality and the acceptability of the Company’s financial reporting, and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (“PCAOB”).
Management has reported to the Audit Committee that the Company’s consolidated financial statements for Fiscal Year 2021 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has also reviewed and discussed the audited consolidated financial statements for Fiscal Year 2021 and accompanying Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and KPMG. This discussion included KPMG’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with KPMG its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in KPMG’s written disclosures, and the letter from KPMG to the Audit Committee pursuant to the applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning its independence. The Audit Committee also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 1301, as adopted by the PCAOB.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in USANA’s Annual Report on Form 10-K for the Fiscal Year ended January 1, 2022, filed with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2022.
Respectfully submitted by the members of the Audit Committee:
Gilbert A. Fuller, Chairman
Xia Ding
Peggie Pelosi
Frederic Winssinger
Timothy E. Wood

25	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 15, 2022, by (i) each person known by us to be the beneficial owner of more than 5% of the issued and outstanding common stock based upon their most recent filings or correspondence with the SEC; (ii) each of our Named Executive Officers (see Note 6 below the table below) and directors individually; and (iii) all of our executive officers and directors as a group.
Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table. The address of each director and executive officer shown in the table below is c/o USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120.
Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Global, Ltd. PO Box N-4899, 2/F Bahamas Financial Ctr. Shirley & Charlotte Streets Nassau, C5 BH1-1000	7,985,743	41.6%
BlackRock Inc.(3) 55 East 52nd Street New York, New York 10055	1,802,996	9.4%
Vanguard Group Inc.(4) PO BOX 2600 V26 Valley Forge, PA 19482-2600	1,498,731	7.8%
Renaissance Technologies LLC(5) 800 Third Avenue New York, New York 10022	1,456,097	7.6%
Directors and Executive Officers(6)
Kevin G. Guest, Chief Executive Officer & Chairman of the Board(7)	16,140	*
G. Douglas Hekking, Chief Financial Officer(8)	4,321	*
Jim Brown, President(9)	8,178	*
David Mulham, Chief Sales Officer(10)	11,094	*
Walter Noot, Chief Operating Officer	—	*
Robert Anciaux, Director(11)	11,378	*
Xia Ding, Director(12)	522	*
John T. Fleming, Director(13)	1,787	*
Gilbert A. Fuller, Director(14)	5,134	*
Peggie J. Pelosi(15)	2,535	*
Frederic Winssinger(16)	6,186	*
Timothy E. Wood, Ph.D.(17)	1,674	*
Directors and Officers as a group (12 persons)	68,949	*
*	Less than one percent.
(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to SSARs or RSUs that have not vested or that are not otherwise exercisable or vested as of the date hereof and which will not become vested or exercisable within 60 days of March 15, 2022.

(2)
Percentages are rounded to nearest one–tenth of one percent. Percentages are based on 19,184,520 shares outstanding on March 15, 2022. Shares of common stock subject to SSARs that are presently exercisable or exercisable within 60 days of March 15, 2022, are deemed to be beneficially owned by the person holding the SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for computing the percentage of any other person.

(3)	Reflects the number of shares held at year-end, as reported on Form SC 13G filed on February 1, 2022.
(4)	Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 10, 2022.

2022 Proxy Statement	26

(5)	Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 11, 2022.
(6)
For Fiscal Year 2021, our “Named Executive Officers” (pursuant to Item 402 of Regulation S-K, comprising our principal executive officer, principal financial officer, and three additional highest compensated executive officers) are Kevin G. Guest (Chief Executive Officer & Chairman of the Board), G. Douglas Hekking (Chief Financial Officer), Jim Brown (President), David Mulham (Chief Sales Officer) and Walter Noot (Chief Operating Officer).

(7)
Includes 10,756 shares held of record and 3,852 shares that are issuable pursuant to SSARs, which are presently exercisable, or which become exercisable within 60 days of March 15, 2022. This share count assumes settlement of this individual’s SSARs at the closing market price on March 15, 2020. Includes also, 1,532 shares that are held in the executive's 401(K) account.

(8)	Includes 2,924 shares held of record and also 1,397 shares that are held in the executive’s 401(k) account.
(9)	Includes 6,007 shares held of record and also 2,171 shares that are held in the executive’s 401(k) account.
(10)
Includes 9,284 shares held of record and 1,810 shares that are issuable pursuant to SSARs, which are presently exercisable, or which become exercisable within 60 days of March 15, 2022. This share count assumes settlement of this individual’s SSARs at the closing market price on March 15, 2020.

(11)
This includes 436 shares held of record and 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio. Includes also, 10,630 shares that are issuable pursuant to DSU's, which are vested.

(12)	This includes 224 shares held of record and 298 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio.
(13)	This includes 1,475 shares held of record and 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio.
(14)
This includes 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio. Includes also, 4,822 shares that are issuable pursuant to DSU's, which are vested.

(15)	This includes 2,223 shares held of record and 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio.
(16)
This includes 2,214 shares held of record and 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio. Includes also, 3,660 shares that are issuable pursuant to DSUs, which are vested.

(17)	This includes 1,362 shares held of record and 312 RSUs that will vest within 60 days of March 15, 2022 and are convertible to shares of common stock at a one-for-one ratio.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires USANA’s directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities. To our knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended January 1, 2022, no executive officer or director of USANA failed to file reports required by Section 16(a) on a timely basis.

27	2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures Regarding Related Party Transactions
In the ordinary course of business, we may engage in transactions that have the potential to create actual or perceived conflicts of interest between USANA and our directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board. While we have not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:
•	information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;
•	the nature of the transaction and the costs to be incurred by the Company;
•	an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to the Company from unrelated parties;
•	an analysis of the significance of the transaction to the Company;
•	whether the transaction would be in the ordinary course of our business;
•	whether the transaction is on terms that are comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party; and
•	whether the transaction could result in an independent director no longer being considered independent under the NYSE rules.
After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board consider the matter. The Audit Committee will not approve any related party transaction that is not on terms that it believes are both fair and reasonable to USANA.
Related Party Transactions
Our Founder and Chairman Emeritus, Myron W. Wentz, Ph.D. is the sole beneficial owner of USANA’s largest shareholder, Gull Global, Ltd. (“Gull Global”). As of March 15, 2022, Gull Global, Ltd. owned 41.6% of our issued and outstanding shares. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a unique, fully integrated health and wellness center located near Rosarito, Mexico, that Dr. Wentz founded in 1998. Dr. Wentz’s private entity, Sanoviv S.A. de C.V. (“Sanoviv”), contracts with Amarevita S DE RL DE CV (formerly Medicis, S.C.) (“Amarevita”), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Amarevita and Amarevita carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Amarevita medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.
Amarevita performs research and development of novel product formulations for future development and production by USANA, and they also perform research and development of improvements in existing USANA product formulations. In addition to providing contract research services, Amarevita provided physicians and other medical staff to speak at USANA Associate events. Finally, Amarevita performs health assessments and physical examinations for our executives. In consideration for these services, we paid Amarevita an immaterial amount in 2021, and $175,196, and $176,780 in 2020, and 2019, respectively. The Audit Committee approved our agreements with Amarevita prior to entering into them. We may terminate our collaboration with Amarevita at any time, without any continuing commitment by USANA.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction and Executive Summary
The following Compensation Discussion and Analysis describes our executive compensation philosophy, the structure of our executive compensation programs, the factors that we consider when making decisions regarding the compensation for our Chief Executive Officer and other executive officers, including those Named Executive Officers identified in the Summary Compensation Table (referred to and included in the group referenced below by the terms “executive” and “executives” in this Compensation Discussion and Analysis).
Executive Summary
We believe that our executives and employees, as well as the compensation programs that incent them, are key factors in driving strong financial and operational performance and creating shareholder value. With that in mind, our executive compensation program is designed to, among other things, (i) provide a competitive and equitable compensation and benefits package for our executives; (ii) promote a pay-for-performance philosophy; and (iii) motivate and retain effective executives. Proposal Number 3 of this Proxy Statement provides you the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as set forth in this Proxy Statement. At our 2021 Annual Meeting of Shareholders held on May 10, 2021, shareholders had the opportunity to provide an advisory vote on the compensation paid to our Named Executive Officers. Over 95% of the votes cast by our shareholders at that meeting were in favor of the non-binding resolution approving executive compensation paid in Fiscal Year 2020 to our Named Executive Officers. The Compensation Committee believes that those results generally affirm shareholder support of our approach to executive compensation.
Summary of 2021 Accomplishments
USANA delivered year-over-year net sales growth for Fiscal Year 2021, despite a challenging year-over-year comparable and a global operating environment that disrupted many of our growth initiatives, and planned events. For the year, we delivered 5% net sales growth compared to Fiscal Year 2020. We were pleased with our overall performance in 2021, particularly in light of the various COVID-19 related challenges, lockdowns, and disruptions across several of our key markets that negatively impacted our operating results.
We made meaningful progress during the year in executing our digital transformation strategy, which is key to improving our overall customer experience and setting the stage for future net sales growth. These investments also improved our ability to gather feedback from our customers and sales force, which allows us to be more responsive to the needs and wants of our target audience. Finally, our team of scientists and product specialists continued to undertake efforts to deliver on our product innovation and commercialization goals.
Growth in Active Customers and net sales in each of our regions around the world remain top priorities in 2022. We have several exciting events, products launches, and announcements planned to celebrate USANA’s 30th year anniversary this year. During the year, we will continue investing in technology and digital tools to further improve our overall customer experience. We will continue to lay the foundations for expansion into new markets and pursue accretive business development opportunities. We are confident our strategies will position us to grow the number of individuals and families around the world using our products and deliver growth for USANA in 2022.

29	2022 Proxy Statement

Compensation Philosophy and Objectives
Our compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:
•
To attract and retain, through a fair and competitive compensation plan, executives who have the intelligence, education, and experience that are required to effectively administer the affairs of the Company;

•
To motivate our executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

•	To ensure that compensation practices do not impair our financial strength or future success.
Overview of Components of Executive Compensation Program
Our executive compensation program includes three main components: base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation has historically been capped at 100% of an executive’s base salary. Beginning in 2022, the cap for short-term incentive compensation will be increased to 200% of an executive’s base salary, pursuant to the recommendations received by the Compensation Committee from CODA Advisors (“CODA”), the compensation consultant retained by the committee in Fiscal Year 2021. No other aspect of the short-term incentive calculation has changed, and bonuses continue to be directly linked to company financial performance as in the past. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the executive for sustainable corporate performance and are intended to align the financial interests of our executives with those of our shareholders. The Compensation Committee believes that these three components provide an appropriate framework to attract, retain and motivate our executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value.
During Fiscal Year 2021, the Board of Directors approved the adoption of the USANA Health Sciences, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan for certain key employees of the Company, including the Company’s Named Executive Officers. For retention purposes, we believe it is important to provide executive officers and key employees with an opportunity to accumulate savings for retirement. To accomplish this objective, we adopted the Deferred Compensation Plan, which includes a limited matching contribution for certain key employees, including the named executive officers, up to a maximum of 10% of the deferral (with the matching portion not to exceed $10,000).
Other than as described in this Compensation Discussion and Analysis, we typically do not provide benefits to our executives that are different from, or in addition to, those that are provided to our general employees.
Role of Compensation Committee
Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the Chief Executive Officer, and the Chief People Officer. In addition, the Compensation Committee has historically engaged the services of an independent, outside compensation consulting firm. The Compensation Committee regularly seeks input in its meetings from these officers and, in its discretion, the Compensation Consultant, including their ideas, opinions, and proposals regarding executive compensation; however, the Compensation Committee functions and votes independently and is responsible for all changes to the executive compensation philosophy and program.
Role of Corporate Management in Assisting Compensation Committee
The Compensation Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for our Named Executive Officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of our executives and employees participate in an annual talent review in which the executive or employee receives input from their immediate supervisor, peers, and subordinates about his or her performance and contributions to our results for the period being assessed. The Compensation Committee seeks input from the Chief Executive Officer and the Chief People Officer

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to identify key factors and to obtain information related to executive compensation. These key factors and information generally involve an executive’s level of responsibility, years of experience, current overall compensation level in relation to external market studies and internal equity analyses between executives, the impact of current compensation practices on our financial statements and condition, the relationship between executive compensation and performance of the Company, and other relevant data.
Our Chief People Officer takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.
Compensation Consultant
In Fiscal Year 2021, the Compensation Committee engaged CODA to perform a comprehensive review of the Company’s executive compensation program, including each element of compensation and the competitiveness of the same. CODA advised the Committee regarding various factors of executive compensation, including total compensation benchmarking, aggregate equity compensation, and various other incentive practices. The Committee utilized materials from CODA to render executive compensation decisions in Fiscal Year 2022. Prior to engaging CODA, the Compensation Committee considered and assessed CODA’s independence. To ensure CODA’s continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee does not permit CODA to be engaged to perform any services for the Company beyond those services provided to the Compensation Committee. The Compensation Committee has sole authority to retain or terminate CODA as its executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee regularly considers the independence of the Compensation Consultant and determines whether any related conflicts of interest require disclosure.
Peer Group
To assist it in rendering the executive compensation determinations for our executives, the Compensation Committee has utilized, among other things, a peer group of 16 publicly traded direct sales, nutritional, or personal product companies to benchmark the Company’s position in its use of cash and equity compensation for executives. These companies were all within a reasonable range of our revenue, operating income, and market capitalization. This information was gathered and analyzed for the 25th, 50th, and 75th percentiles for annual salary, short-term incentive and long-term incentive pay elements. Where possible, the Compensation Committee matched our executives to appropriate proxy and survey positions based on job duties and level of responsibility to their counterparts in this peer group. The peer group has included:
BellRing Brands	Edgewell Personal Care
E.L.F. Beauty	The Hain Celestial Group, Inc.
Herbalife, Ltd.	Prestige Brands Holdings, Inc.
Inter Parfums, Inc.	Primerica, Inc.
LifeVantage Corporation	Revlon, Inc.
Medifast	Tupperware Brands Corporation
Nature’s Sunshine Products, Inc.	Weight Watchers International, Inc.
Nu Skin Enterprises, Inc.	Simply Good Foods
Compensation Risk Assessment
Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, and short- and long-term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk-taking in connection with executive compensation at USANA:
•	Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial performance metrics;
•	Our executives generally all participate in the same short-term incentive program with similar performance metrics;

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•	Maximum pay-out levels for short-term incentive compensation have been capped historically at 100% of an executive’s base salary and now at 200% of base salary;
•
Our equity awards generally vest over several years and generate incremental value (over the value at the grant date, if any) if the Company performs well financially and our stock price increases over time;

•	We maintain strict internal controls over the determination and payout of each component of executive compensation; and
•	We do not typically enter into employment or other management agreements with any of our executive officers that contain post-termination or change-in-control payments.
Based on the Compensation Committee’s review of these factors and on the results of the risk assessment, the Committee determined that our executive compensation is designed according to its stated philosophy and does not create risks that are reasonably likely to have a material adverse effect on the Company.
Components of Compensation
Base Salary
Base salary represents the fixed component of executive compensation and is intended to compensate executives for their qualifications and the value of their job in the competitive market. Our goal is to target the market median as our strategic target for base salary with actual individual compensation ranging between the 25th and 75th percentile of market pay. We review each executive’s salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market and peer group, as well as our financial results from the prior year to determine appropriate salary adjustments. While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives’ salaries, the Compensation Committee generally considers base salaries as being competitive when they are within approximately 10% of the stated market target.
Fiscal Year 2021 Salary Review. Following its review of executive compensation for Fiscal Year 2021, along with the recommendations from CODA, the Compensation Committee approved base salaries for the Named Executive Officers for 2022 as set out in the table below.
Executive and Title	2022 Base Salary*	2021 Base Salary
Kevin G. Guest, Chief Executive Officer & Chairman of the Board	$945,427	$917,891
Jim Brown, President	$626,518	$602,421
G. Douglas Hekking, Chief Financial Officer	$553,829	$527,456
David Mulham, Chief Sales Officer	$482,850	$476,156
Walter Noot, Chief Operating Officer	$529,124	$503,928
*	The increase in base salary for the Named Executive Officers for fiscal 2022 represents on average a 3.7% salary increase.
Short-Term Cash Incentive (Non-Equity Incentive Plan Compensation)
We offer our Named Executive Officers non-equity incentive plan compensation in the form of a cash bonus that is based on our achievement of certain financial performance objectives during the fiscal year. Cash bonuses are based on a percentage of the executive’s base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.
2021 Executive Bonus Plan. For Fiscal Year 2021, the Compensation Committee approved the 2021 Executive Bonus Plan (the “2021 Bonus Plan”), based on the performance objectives of growth in net sales and profitability. As part of its determination to utilize these bonus criteria and this structure, the Compensation Committee noted that we have used this bonus structure for several years and that with this structure we have generated strong operating results and achieved internal equity among the executives.
Under the 2021 Bonus Plan, a cash bonus based on 9.5% of our adjusted operating profits in excess of 10% of net sales is paid to executives in the form of a cash bonus. Payments are equal to a percentage of the executive’s base salary, up to 100% of base salary, depending on the Company’s performance under the criteria of the plan. Each executive’s target bonus percentage under the 2021 Bonus Plan was 50% of the executive’s base salary, with the

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exception that the target bonus percentage for Mr. Guest, our Chief Executive Officer, and Mr. Brown, our President, was 75% of their respective base salaries. The Compensation Committee set the bonus targets under the 2021 Bonus Plan pursuant to recommendations of the Compensation Consultant and other market resources.
Shortly after the year-end, the Compensation Committee reviewed the performance objectives established under the 2021 Bonus Plan and evaluated the actual performance delivered by the Company during Fiscal Year 2021. The Compensation Committee noted the following:
•	We achieved Fiscal Year 2021 net sales of $1.186 billion, which is a 5% increase compared to Fiscal Year 2020;
•	Our Fiscal Year 2021 adjusted operating profit was $202.8 million; and
•	We had 2021 adjusted operating profit in excess of 10% of net sales of $84.1 million.
Based on our performance, and the criteria of the 2021 Bonus Plan, the Compensation Committee determined that each executive had earned a cash bonus equal to 43.6% of the executive’s base salary under the 2021 Bonus Plan. Consequently, the Compensation Committee awarded a bonus at this level to each executive participating in the plan. The actual cash bonuses paid to our Named Executive Officers under the 2021 Bonus Plan are reflected in column (f) of the Summary Compensation Table of this Proxy Statement.
2022 Executive Bonus Plan. In February 2022, the Compensation Committee approved the 2022 Executive Bonus Plan and again designated growth in net sales and profitability as the performance objectives under the plan. The 2022 Executive Bonus Plan will continue to utilize 9.5% of operating profits in excess of 10% of consolidated net sales as the basis for the executive cash bonus. Pursuant to the recommendations from CODA, the Compensation Committee used the same target bonus percentage payout utilized in 2021 for all executives except for our CEO. The target bonus percentage for our CEO under the 2022 Executive Bonus Plan was increased from 75% to 100% of base salary. Estimated payouts for the 2022 Bonus Plan are included in the section below in the table titled “Grants of Plan-Based Awards.”
Equity Compensation
Overview and Historical Practice. Equity compensation is an integral part of our compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our executives’ compensation to our long-term performance and align the interests of the executives with the interests of our shareholders. This practice delivers additional compensation to executives when the Company’s performance results in an increase in the value of our stock. The Compensation Committee awards equity compensation to supplement cash compensation and to ensure that total compensation paid to our executives is competitive in the marketplace and aligned with our long-term goals and objectives. Over the last several years, the Compensation Committee has granted equity awards consisting of SSARs and RSUs.
Components of our equity compensation program are as follows:
•	The Compensation Committee grants annual equity awards to executives to, among other things, help ensure each award has potential value if the Company performs;
•	Awards generally vest and become exercisable in four equal annual installments of 25% of the total award on each of the first through fourth anniversaries of the grant date;
•
The value of the annual equity award to an executive is (i) in-line with the market for each executive’s title and position; (ii) inclusive of an internal equity review comparing aspects of each position with other positions; and (iii) calculated to generate total compensation for the respective executive at a level that accomplishes the described purposes of the Compensation Committee. The total compensation is targeted to be within the 50th to 75th percentile of the peer group;

•	The Compensation Committee utilizes awards of RSUs in addition to SSARs to diversify the mix of equity granted to executives; and
•
Each of the grant value, share usage rate and shareholder value transfer rate associated with annual grants to executives is managed to be in line with the market and, more specifically, between the 50th and 75th percentile of the peer group.

The grant price for equity awards is determined by the closing price of our common stock on the date of grant.

33	2022 Proxy Statement

Executive Stock Ownership Policy. The Compensation Committee has also adopted a formal executive stock ownership policy. Under this policy, executive officers identified by the Compensation Committee are required to hold at least a percentage of their annual base salary in USANA common stock as follows: (1) the CEO has historically been required to hold a minimum of 1.5 times the value of his annual base salary, and beginning in 2022 is required to now hold 5 times his annual base salary (with five years to achieve this target); and (2) all other officers are required to hold a minimum of one times the value of their annual base salary. Unexercised SSARs, whether or not vested, and unvested RSUs are considered as held in satisfaction of this policy. The amount of an officer’s personal stock holdings is reviewed by the Compensation Committee annually and each officer is allowed two years from the date of hire, to achieve compliance with the policy.
Other Compensation
Other than as described above, we do not provide benefits to our Named Executive Officers that are different from or in addition to those that we provide to our general employees. Those benefits are described below.
Retirement: As described above, during Fiscal Year 2021, the Board approved the Deferred Compensation Plan. Executives and certain key employees may participate in the plan and the Company offers a limited matching contribution up to a maximum of 10% of the Executive’s deferral (with the matching portion not to exceed $10,000). For the year ended January 1, 2022 (which was a partial year for the Deferred Compensation Plan), we contributed matching funds totaling $24,217 to the Deferred Compensation Plan.
Executives may also participate in our employer-sponsored 401(k) retirement plan on the same terms and conditions, including employer-matching provisions, as other employees. For the year ended January 1, 2022, we contributed matching funds totaling approximately $2.5 million to our 401(k) plan in which all eligible employee participants shared, including our executives. Except as disclosed in this paragraph, we provide no other retirement benefits to our executives.
Severance: We do not have any pre-arranged severance agreements or contracts with any of our executives that contain post-termination or change-in-control payment provisions. From time to time, we have provided severance benefits to terminated or departing executives on a case-by-case basis.
Perquisites: It is our general practice not to provide significant perquisites or personal benefits to our executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to executives as necessary to accomplish the objectives under our compensation philosophy. For example, beginning in Fiscal Year 2022, the Compensation Committee approved up to 40 hours of personal use of the Company’s aircraft for each of the CEO and President. If the CEO and the President utilize the Company aircraft for personal use, they may report the same as incremental perquisite compensation or reimburse the Company for such use pursuant to a time-sharing agreement for the aircraft. We do not currently offer other perquisites or personal benefits to our executives such as pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.
Insurance Plans and Other Benefits: We provide insurance plans and other benefits to our executives that are similar to those plans and benefits that we customarily provide to our general employees. In 2021, we paid health, life, and disability insurance premiums on behalf of our executives, all on the same terms as those that we provide generally to all of our employees.
Indemnification: Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors, officers, employees, and other agents to the fullest extent and under the circumstances permitted by the Utah Revised Business Corporation Act. In addition, we have entered into agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

2022 Proxy Statement	34

Accounting Considerations and Tax Deductibility of Executive Compensation
In designing compensation programs, we consider the effects that accounting and taxation may have on us, the Named Executive Officers, or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share-based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over the employees’ requisite service periods.
Historically, Section 162(m) of the Internal Revenue Code generally limited the corporate tax deduction for compensation paid to certain executive officers that was not “performance based” to $1 million and provided an exception to the limitation for compensation qualifying as “performance-based compensation” within the meaning of the Internal Revenue Code and the applicable Treasury Regulations. The “Tax Cuts and Jobs Act,” (the “Tax Act”) enacted in December 2017, repealed the exemption to Section 162(m)’s deduction limit for performance-based compensation for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million is not deductible. While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m) of the Internal Revenue Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our shareholders. As a result, we have not adopted a policy requiring that all compensation be deductible. The Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of the Company and our shareholders. Given changes made to Section 162(m) by the Tax Act, it is likely that we will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2021.
Many other Internal Revenue Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. For example, the Internal Revenue Code was amended to provide a surtax under Section 409A with respect to various features of deferred compensation arrangements of publicly-held corporations, mostly for compensation deferred on or after January 1, 2005. Our goal is to create and maintain compensation arrangements that are efficient, effective and in full compliance with these requirements.

35	2022 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of USANA has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and based on such review and discussion in this Proxy Statement, has recommended to the Board that it be included in this Proxy Statement and incorporated by reference into USANA’s Annual Report on Form 10-K for the year ended January 1, 2022.
Submitted by the members of the Compensation Committee:
Frederic Winssinger, Chairman
Gilbert A. Fuller
John T. Fleming
Peggie Pelosi
Timothy E. Wood

2022 Proxy Statement	36

SUMMARY COMPENSATION TABLE
The following table sets forth information relating to the compensation of our Chief Executive Officer, and Chief Financial Officer, and our three other most highly compensated executive officers who remained employed at the end of Fiscal Year 2021 (our “Named Executive Officers”) for the Fiscal Years 2021, 2020 and 2019.
Name and principal position	Year	Salary ($)	Bonus ($)	Equity awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kevin G. Guest, Chief Executive Officer & Chairman of the Board	2021	$914,806	—	$2,386,513	$598,146	$10,150(3)	$3,909,615
	2020	$921,937	—	$2,316,993	$711,505	$9,975	$3,960,411
	2019	$859,654	—	$2,769,545	$518,828	$9,800	$4,157,827
Jim Brown, President	2021	$599,748	—	$963,840	$392,145	$10,150(4)	$1,965,882
	2020	$599,259	—	$926,772	$462,478	$9,975	$1,998,485
	2019	$558,775	—	$1,186,017	$337,238	$9,800	$2,091,831
G. Douglas Hekking, Chief Financial Officer	2021	$525,683	—	$791,160	$229,145	$10,150(5)	$1,556,138
	2020	$523,859	—	$768,151	$269,525	$9,975	$1,571,510
	2019	$450,275	—	$827,392	$181,170	$9,800	$1,468,637
David Mulham, Chief Sales Officer	2021	$479,454	—	$571,369	$266,242	$82,827(6)	$1,399,893
	2020	$459,169	—	$544,241	$262,995	$71,026	$1,337,431
	2019	$434,147	—	$707,966	$168,711	$76,030	$1,386,854
Walter Noot, Chief Operating Officer	2021	$502,234	—	$604,679	$218,924	$17,903(7)	$1,343,739
	2020	$506,149	—	$587,094	$260,414	$9,975	$1,363,632
	2019	$452,397	—	$726,884	$182,027	$9,800	$1,371,108
(1)
Amounts in this column reflect the grant date fair value of SSARs and RSUs computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in the Equity Based Compensation footnote to the consolidated financial statements that are included in our Annual Report on Form 10-K for the year ended January 1, 2022.

(2)
Amounts paid as cash bonus in subsequent fiscal year for performance realized in prior fiscal year (i.e., results of 2021 executive bonus paid out in first quarter of 2022), under our short-term incentive plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	Amount disclosed in this column for Mr. Guest reflects employer’s matching contributions to the executive’s 401(k) plan.
(4)	Amount disclosed in this column for Mr. Brown reflects employer’s matching contributions to the executive’s 401(k) plan.
(5)	Amount disclosed in this column for Mr. Hekking reflects employer’s matching contributions to the executive’s 401(k) plan.
(6)	Amount disclosed in this column for Mr. Mulham reflects retirement compensation paid pursuant to local law in his country of residence.
(7)
Amount disclosed in this column for Mr. Noot reflects: (i) employer’s matching contributions to the executive’s 401(k) plan in the amount of $10,150; and (ii) employer’s matching contribution to the executive’s Deferred Compensation Plan in the amount of $7,753.

37	2022 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION
The following table sets forth all non-qualified deferred compensation to the Named Executive Officer for Fiscal Year 2021 pursuant to the USANA Health Sciences Deferred Compensation Plan.
Named Executive Officer	Executive contributions in last FY ($)	Company contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distribution ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Kevin G. Guest	—	—	—	—	—
Jim Brown	—	—	—	—	—
G. Douglas Hekking	—	—	—	—	—
David Mulham	—	—	—	—	—
Walter Noot	$77,527	$7,753	$4,155	—	$89,435

2022 Proxy Statement	38

FISCAL YEAR 2021 CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual compensation of our employees and the annual total compensation of Kevin G. Guest, our CEO, for Fiscal Year 2021. The Compensation Committee reviewed a comparison of our CEO annual total compensation in Fiscal Year 2021 to that of all other Company employees for the same period. Below is the ratio of the pay of our CEO to the annual pay of our “median employee” (the “Pay Ratio”) under the rule.
We identified the median employee by examining the Fiscal 2021 total compensation for all full-time and part-time Company employees, excluding our CEO, employed by us on January 1, 2022. We are not using the same median employee that we used last year because that employee’s wages no longer represented the median due to an increase in the number of employees with the Company. We calculated annual total compensation using the same methodology we use for our Named Executive Officers as set forth in the 2021 Summary Compensation Table above. We adjusted estimates with respect to total compensation by annualizing the compensation for any newly hired, full-time employees who were not employed by us for all of Fiscal 2021. We have a global workforce, with employees working in 22 countries worldwide, as measured by full-time equivalency. Compensation paid in foreign currencies was converted to U.S. dollars based on average exchange rates in effect on January 1, 2022.
The annual total compensation for Fiscal Year 2021 for our CEO was $3,909,615, as noted in the table above. Annual total compensation for our median employee was $48,624. The Pay Ratio for Fiscal Year 2021 is 80 to 1. Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As a result of our methodology for determining the pay ratio, which is described above, our Pay Ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because other companies may rely on different methodologies, or assumptions, or may make adjustments that we do not make.

39	2022 Proxy Statement

GRANTS OF PLAN-BASED AWARDS
The table below summarizes estimated or targeted payouts to the Named Executive Officers under the 2022 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.
Name	Grant date	Estimated future payouts under non-equity incentive plan awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
(a)	(b)	(c)	(d)	(e)	(i)	(j)
Kevin G. Guest, Chief Executive Officer & Chairman of the Board	—	—	$945,427	$1,890,854	—	—
	02-08-21(4)	—	—	—	28,014	$2,386,513
Jim Brown, President	—	—	$469,889	$1,253,036	—	—
	02-08-21(4)	—	—	—	11,314	$963,840
G. Douglas Hekking, Chief Financial Officer	—	—	$276,915	$1,107,658	—	—
	02-08-21(4)	—	—	—	9,287	$791,160
David Mulham, Chief Sales Officer	—	—	$241,425	$965,700	—	—
	02-08-21(4)	—	—	—	6,707	$571,369
Walter Noot, Chief Operating Officer	—	—	$264,562	$1,058,248	—	—
	02-08-21(4)	—	—	—	7,098	$604,679
(1)
Columns (f), (g) and (h) are intentionally omitted. There is no guaranteed payment to our Named Executive Officers under the 2022 Executive Bonus Plan. If the minimum performance objectives are not achieved, they will receive no payout under the 2022 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 100% of base salary for Mr. Guest, 75% of base salary for Mr. Brown, and 50% of base salary for each of the other executives. The amounts shown in column (e) reflect 200% of the executive’s base salary, which is the maximum payout that can be obtained under the 2022 Executive Bonus Plan.

(2)	Equity awards granted to the Named Executive Officers consisted of RSUs and were granted under the 2015 Equity Incentive Award Plan.
(3)	All Equity Awards granted to the Named Executive Officers were granted at the closing stock price on the date of grant.
(4)	RSU grant.

2022 Proxy Statement	40

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers outstanding as of January 1, 2022.
Outstanding Equity Awards at Fiscal Year-End
		Option awards				Restricted Stock Unit awards
		Number Of Securities Underlying Unexercised Options (#)
Name	Grant Date(1)	Exercisable	Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($)(2)
Kevin G. Guest, Chief Executive Officer & Chairman of the Board	2-5-18	—	—	—	—	4,639	$469,467
	2-4-19	—	—	—	—	4,845	$490,314
	2-4-19	15,884	15,883	$116.06	8/4/23	15,883	$1,607,360
	2-3-20	—	—	—	—	13,787	$1,395,244
	2-3-20	—	49,228	$63.02	8/2/24	49,228	$4,981,874
	2-8-21	—	—	—	—	28,014	$2,835,017
Jim Brown, President	2-5-18	—	—	—	—	2,355	$238,326
	2-4-19	—	—	—	—	3,876	$392,251
	2-3-20	—	—	—	—	11,029	$1,116,135
	2-8-21	—	—	—	—	11,314	$1,144,977
G. Douglas Hekking, Chief Financial Officer	2-5-18	—	—	—	—	1,473	$149,068
	2-4-19	—	—	—	—	2,733	$276,580
	2-3-20	—	—	—	—	9,142	$925,170
	2-8-21	—	—	—	—	9,287	$939,844
David Mulham, Chief Sales Officer	2-5-18	—	—	—	—	1,399	$141,579
	2-4-19	—	—	—	—	2,276	$230,331
	2-3-20	—	—	—	—	3,238	$327,686
	2-3-20	3,855	11,563	$63.02	8/2/24	11,563	$1,170,176
	2-8-21	—	—	—	—	6,707	$678,748
Walter Noot, Chief Operating Officer	2-5-18	—	—	—	—	1,408	$142,490
	2-4-19	—	—	—	—	2,337	$236,504
	2-3-20	—	—	—	—	6,987	$707,084
	2-8-21	—	—	—	—	7,098	$718,318
(1)	RSU and SSAR grants vests 25% annually beginning on the first anniversary of the date of the grant.
(2)	The market value of the RSUs that have not vested is calculated by multiplying the number of units shown in the table by $101.20, the closing stock price on December 31, 2021.

41	2022 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
The following table summarizes information regarding the exercise of SSARs and each vesting of RSUs, for each of the Named Executive Officers on an aggregated basis during the Fiscal Year ended January 1, 2022.
	Option awards		Restricted stock unit awards
(a)	(b)	(c)	(d)	(e)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Kevin G. Guest	5,523	$524,760	16,434	$1,409,720
Jim Brown	—	—	11,215	$957,473
G. Douglas Hekking	—	—	8,029	$689,226
David Mulham	—	—	5,670	$487,499
Walter Noot	11,680	$1,148,375	6,094	$521,320
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of January 1, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(2)
Equity compensation plans approved by security holders	547,709(3)	$82.22(4)	1,750,000
Equity compensation plans not approved by security holders	None	N/A	None

Total	547,709(3)	$82.22(4)	1,750,000
(1)	Consists of shares of common stock issuable under the USANA 2015 Equity Incentive Award Plan.
(2)	In February 2022, the Company amended the 2015 Equity Incentive Award Plan to reduce the total number of shares reserved for issuance under the plan from 8.70 million to 1.75 million.
(3)
Includes (i) 378,215 RSUs and 19,112 DSUs that will entitle each holder to the issuance of one share of common stock for each unit, and (ii) 150,382 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $101.20 on the last trading day of Fiscal 2021 and the exercise price of SSARs that were in-the-money, 64,871 shares of common stock would be issued upon the exercise of these SSAR awards.

(4)	Calculated without taking into account 385,515 shares of common stock subject to outstanding RSUs and DSUs, which are issuable without any cash consideration or other payment required for such shares.
EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS
We do not have written employment agreements with any of our Named Executive Officers.

2022 Proxy Statement	42

PROPOSAL #3 – ANNUAL ADVISORY “SAY ON PAY” VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION
Our Board believes that our compensation philosophy and program design are essential elements of our culture. Executive compensation is important in providing us with a competitive advantage in successfully attracting talent in a highly competitive industry. Our Compensation Committee has carefully considered the elements of executive compensation as it looks to appropriately incentivize our executive management and align their interests with shareholder value creation.
We are required under Section 14A of the Exchange Act, enacted pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated by the SEC, to conduct a non-binding advisory vote of our shareholders to approve the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement. This is sometimes referred to as a “say-on-pay proposal.”
This vote is not intended to address any specific item of compensation, rather we are asking that you indicate your support for the overall compensation of our Named Executive Officers, and the executive compensation policies and practices as described in the Compensation Discussion and Analysis and in the accompanying “Executive Compensation Tables” and related disclosures in this Proxy Statement. These descriptions and disclosures contain a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board, and the compensation awarded to our Named Executive Officers during Fiscal Year 2021.
This is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO Pay Ratio, or the features of our compensation program designed to prevent excessive risk-taking. The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the Compensation Discussion and Analysis of our 2023 proxy statement and take them into consideration when structuring future executive compensation arrangements.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board recommends that you vote FOR the approval of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

43	2022 Proxy Statement

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals must be received by our Corporate Secretary at USANA Health Sciences, Inc., Attention: Corporate Secretary, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, no later than November 15, 2022, to be eligible for inclusion in our form of proxy, notice of meeting and proxy statement relating to the 2022 Annual Meeting of Shareholders. We are not required to include in our proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2023 Annual Meeting without including that proposal in our proxy materials and written notice of the proposal is not received by us as described above, or if we meet other requirements of the applicable SEC rules, then the proxies solicited by the Board for use at the 2023 Annual Meeting will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2023 Annual Meeting. Our 2023 Annual Meeting is currently scheduled to be held on May 8, 2023.
OTHER BUSINESS
As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.
ANNUAL REPORT ON FORM 10-K
Audited consolidated financial statements for the Company and its subsidiaries for the Fiscal Year ended January 1, 2022, are included in our Annual Report on Form 10-K filed with the SEC. Copies of the Annual Report on Form 10-K for Fiscal Year 2021 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge by writing to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. Our reports and other public filings, including this Proxy Statement, also may be obtained from the SEC’s on-line database, located at www.sec.gov.
Our Annual Report on Form 10-K for Fiscal Year 2021 and other SEC filings are also available on the “Investor Relations” section of our website at www.usana.com and can be viewed at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The Annual Report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
Registered shareholders can further save us expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.
To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment,” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may reactivate your enrollment at any time. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

2022 Proxy Statement	44

REDUCING DUPLICATE MAILINGS
The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements, and Notices of Internet Availability of Proxy Materials) to households. Under this procedure, registered shareholders who have the same address and last name and who receive either Notices of Internet Availability of Proxy Materials or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the Notices of Internet Availability of Proxy Materials, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or Notices of Internet Availability of Proxy Materials for voting their shares.
A registered shareholder at a shared address may contact us by mail addressed to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, or by phone at (801) 954-7100, to: (a) request additional copies of this Proxy Statement and our 2021 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify us that the registered shareholder wishes to discontinue householding and receive a separate copy of proxy materials in the future.
Beneficial shareholders may request information about householding from your bank, broker or other holder of record.
By Order of the Board of Directors,

Joshua Foukas
Chief Legal Officer, General
Counsel and Corporate Secretary
Date: March 30, 2022

45	2022 Proxy Statement

USANA HEALTH SCIENCES, INC.
ATTN: JOSHUA FOUKAS
3838 W. PARKWAY BLVD.
SALT LAKE CITY, UT 84120

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/USNA2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Kevin G. Guest
02) Xia Ding
03) John T. Fleming
04) Gilbert A. Fuller
05) Peggie J. Pelosi
06) Frederic Winssinger
07) Timothy E. Wood, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000542584_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

USANA HEALTH SCIENCES, INC.
Annual Meeting of Shareholders
May 9, 2022 11:00 AM MDT
This proxy is solicited by the Board of Directors

The shareholder executing and delivering this Proxy hereby appoints Kevin G. Guest and G. Douglas Hekking and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of March 15, 2022, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at www.virtualshareholdermeeting.com/USNA2022, on Monday, May 9, 2022, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

0000542584_2 R1.0.0.24

Continued and to be signed on reverse side